Exhibit 3.2

BY-LAWS

OF

MOD-PAC CORP.

As Amended By the Board of Directors
On December 6, 2002

ARTICLE I

MEETING OF SHAREHOLDERS

        Sec. 1. ANNUAL MEETING. The annual meeting of shareholders shall be held not more than 180 days after the end of the fiscal year of the corporation at such date, time and place within or without the State of New York as shall be established by resolution of the Board of Directors.

        Sec. 2. SPECIAL MEETING. Special meetings of shareholders may be called by the Board of Directors or the President and shall be called by the President at any time upon the written request of two-thirds (2/3) of the Directors then serving on the Board of Directors, or upon the written request of shareholders owning not less than 80 percent of the outstanding shares of each class of capital stock of the corporation entitled to vote generally in the election of Directors as of the date on which such request is actually received by the corporation. Such request shall state the purpose or purposes of the proposed meeting. Such meetings shall be held at the principal office of the corporation or at such other place within or without the State of New York as the Board of Directors shall designate.

        Sec. 3. NOTICE OF MEETING. The Secretary shall serve personally or by mail upon each shareholder entitled to vote thereat a written notice of any meeting, addressed to each such shareholder at his address as it appears on the books of the corporation. Such notice shall state the place, date and hour of such meeting. If the notice is of a special meeting, it shall also state the purpose or purposes for which such meeting is called, and by or at whose direction it is being issued. Notice of any meeting shall be given not less than ten (10) nor more than fifty (50) days prior to such meeting. At any meeting at which all shareholders are present, or of which all shareholders not present have waived in writing the giving of such notice, the notice otherwise required may be dispensed with.

        Sec. 4. QUORUM. Except as otherwise provided by the Certificate of Incorporation, the holders of a majority of the shares of the corporation issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall be necessary to and shall constitute a quorum for the transaction of business at all meetings of shareholders, but a lesser number may adjourn the meeting to some future time not more than twenty (20) days later, without notice other than announcement at the meeting, and at any such adjourned meeting at which a quorum is present any business may be transacted that might have been transacted at the meeting as originally noticed.

        Sec. 5. VOTING. At all meetings of shareholders, all questions, the manner of deciding which is not specifically regulated by law, by the Certificate of Incorporation or by these By-Laws, shall be determined by vote of a majority of the shares present or represented at such meetings and voting on such questions. Each shareholder of record of Common Stock shall be entitled to one (1) vote for each share of Common Stock standing in his name on the books of the corporation and each shareholder of record of Class B Stock shall be entitled to ten (10) votes for each share of Class B Stock standing in his name on the books of the corporation. All voting shall be viva voce, except that any shareholder may request that the vote be by ballot, in which case, each ballot shall state the name of the shareholder voting and the number of shares standing in his name on the books of the corporation, and in addition, if such ballot be cast by proxy, the name of the proxy shall be stated. The casting of all votes of shareholders shall be governed by the provisions of these By-Laws, except as otherwise expressly provided by law.

        Sec. 6. VOTING ON MERGERS AND SIMILAR TRANSACTIONS.

                (A) The affirmative vote of not less than 80 percent of the voting power of the outstanding shares of Common Stock and Class B Stock voting as a single class shall be required:

(i) to adopt any agreement for the merger or consolidation of the corporation or any "subsidiary" (as hereinafter defined) with or into any other "person" (as hereinafter defined) or the merger of any other person into the corporation or any subsidiary;

(ii) to authorize any sale, lease, exchange, mortgage, pledge or disposition to any other person of all or substantially all of the property and assets of the corporation or any subsidiary, or any part of such assets having a then fair market value greater that 50 percent of the then fair market value of the total assets of the corporation or such subsidiary; or

(iii) to authorize the issuance or transfer by the corporation or any subsidiary of any voting securities of the corporation in exchange or payment for the securities or property and assets (including cash) of any other person.

                (B) The provisions of this Section 6 shall not apply to any transactions described in clauses (i), (ii) or (iii) of Section A of this Section 6 if:

(i) prior to the consummation of such transaction, the Board of Directors of the corporation shall have adopted a resolution approving the written agreement pursuant to which such transaction shall thereafter be consummated or a written memorandum of understanding with respect to the terms upon which such transaction shall thereafter be consummated; or

(ii) the corporation or a subsidiary of the corporation is, at the time such transaction is agreed to, the beneficial owner of a majority, by vote, of the voting interest in the other party or parties to the transaction.

                (C) For purposes of this Section 6:

(i) a "security" or "securities" shall include both equity and debt securities;

(ii) any specified person shall be deemed to be the "beneficial owner" or to "beneficially own" any securities (a) as to which such person or any affiliate or associate of such person has the right, along with others, to direct the manner of exercise of the voting rights of such securities, whether or not such person or any affiliate or associate of such person has any interest in any income or distribution with respect to such securities, or (b) which such specified person or any of its affiliates or associates has the right to acquire pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or pursuant to the automatic termination of a trust, discretionary account or similar arrangement, or otherwise, or (c) which are beneficially owned, within the meaning of clause (a) and (b) hereof, by any other person with which such specified person or any of its affiliates or associates has any agreement, arrangement, or relationship or understanding for the purpose of acquiring, holding, voting, or disposing of such securities;

(iii) a "person" is any individual, corporation or other entity;

(iv) an "affiliate" of a specified person is any person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with such specified person;

(v) an "associate" of a specified person is (a) any person of which such specified person is an executive officer, principal, member or partner or is, directly or indirectly, the beneficial owner of 5 percent or more of any class of equity securities of such person, (b) any person that bears to the specified person the relationship described in sub-clause (a) of this clause (v), (c) any trust or other estate in which such specified person has a substantial beneficial interest or as to which such specified person serves as a trustee or in a similar fiduciary capacity, (d) any relative or spouse of the specified person, or any relative of such spouse, who has the same home (or is a member of the same household) as such specified person, (e) any person which controls or is controlled by such specified person, or (f) any other member or partner in a partnership, limited partnership, joint venture, syndicate or other group of which the specified person is a member or partner and which is acting together with the specified person for the purpose of acquiring, holding or disposing of any interest in the corporation or a subsidiary of the corporation;

(vi) a "subsidiary" of a specified person is any person, a majority, by vote, of the voting interest of which is beneficially owned, directly or indirectly, by such specified person.

        The Board of Directors of the corporation shall determine the meaning and applicability of each of the above definitions based on information then known to it, and any determination by the Board of Directors of the corporation concerning such matters shall be inclusive and binding for all purposes and with respect to all persons.

        Sec. 7. ORDER OF BUSINESS. The order of business at all meetings of the shareholders shall be as follows:

        1. Roll Call.

        2. Proof of notice of meeting or waiver of notice.

        3. Reading of minutes of preceding meeting.

        4. Reports of Officers.

        5. Reports of Committees.

        6. Announcement of Inspectors of Election, if applicable.

        7. Election of Directors, if applicable.

        8. Unfinished business.

        9. New business.

        Sec. 8. BUSINESS TRANSACTED. At the annual meeting, Directors shall be elected and such other business may be transacted as is properly brought before the meeting. No business, other than that specified in the notice of any special meeting, shall be transacted at such meeting unless all shareholders entitled to notice thereof consent to the transaction of such business.

        Sec. 9. PROXIES. Every shareholder having a right to vote at any meeting or to express consent or dissent shall be entitled to authorize another person or persons to vote for him by proxy. No proxy shall be valid unless it shall be in writing and signed by the shareholder or his attorney in fact, and specify the meeting or meetings at which such proxy may be exercised. Unless a proxy shall state that it is irrevocable as permitted by law, it shall be revocable at the pleasure of the person executing it. No proxy shall be valid after the expiration of eleven (11) months from the date thereof.

        Sec. 10. CLOSING RECORD BOOKS. Unless otherwise provided by law, by the Certificate of Incorporation, or these By-Laws, the Board of Directors may fix a date not more than fifty (50) days nor less than ten (10) days before the date appointed for any meeting of shareholders or the date fixed for the payment of any dividend or other distribution allowed by law, as the record date for the determination of the shareholders entitled to notice of and to vote at such meeting, or entitled to receive such dividend or other distribution.

        If no record date is fixed as provided in this section, then the close of business on the day next preceding the day on which notice of the meeting is mailed, or the close of business on the day on which the resolution is adopted, as the case may be, shall be the record date for determination of shareholders entitled to notice of such meeting, or to receive such distribution.

        When any determination is made as provided in this section, such determination shall apply to any adjournment of any meeting except where a new record date is fixed by the Board of Directors for such adjourned meeting.

        Sec. 11. ACTION WITHOUT MEETING. Whenever shareholders are required or permitted to take any action by vote, such action may be taken without a meeting, on written consent, setting forth the action so taken, signed by the holders of all outstanding shares entitled to vote thereon. However, this section shall not be construed to alter or modify any provision of law or of the Certificate of Incorporation under which the written consent of the holders of less than all outstanding shares is sufficient for corporate action.

ARTICLE II

DIRECTORS

        Sec. 1. NUMBER. The affairs and business of this corporation shall be managed by a Board of Directors composed of not less than three (3) nor more than nine (9) persons, twenty-one years of age, or more, who need not be shareholders, except that when all the shares of the corporation are owned beneficially and of record by less than three shareholders, the number of directors may be less than three, but not less than the number of shareholders. The Board shall include such number of Directors, within the maximum and minimum as set forth above, as shall be determined from time to time by resolution adopted by a vote of a majority of the entire Board. In the event of any such increase in the number of Directors, within such limits, the vacancy or vacancies so resulting shall be filled by a vote of a majority of the Directors then in office.

        Sec. 2. HOW ELECTED. The Directors of the corporation shall be elected at the annual meeting of shareholders and the number of persons, corresponding to the number of directors to be elected, who shall receive a plurality of the votes cast, shall be elected Directors of the corporation and shall constitute the Board of Directors.

        Sec. 3. TERM OF OFFICE. The term of office of each Director shall be until the next annual meeting of shareholders, and thereafter until his successor has been elected and has qualified.

        Sec. 4. DUTIES. The Board of Directors shall have the control and general management of the affairs and business of the corporation. Such Directors shall in all cases act as a Board, regularly convened, and they may, by majority vote, adopt such rules and regulations for the conduct of their meetings and the management of the corporation as they may deem proper, not inconsistent with any provisions of law, the Certificate of Incorporation or these By-Laws.

        Sec. 5. DIRECTORS' MEETINGS. Regular meetings of the Board of Directors shall be held immediately following the annual meeting of shareholders, and at such other times as the Board may determine by resolution. Special meetings of the Board may be called by the President at any time and shall be called by the President or the Secretary upon the written request of two directors. Meetings of the Board shall be held at such time and place within or without the State of New York as may be determined by the Board.

        Sec. 6. NOTICE OF MEETING. The Secretary shall serve personally or by mail upon each Director a written notice of all meetings of the Board of Directors, other than the regular annual meeting or any regular meeting held in accordance with a resolution establishing such meetings duly adopted by the Board at its regular annual meeting. Such notice shall be addressed to each Director at his address as shown on the records of the Secretary and shall specify the place, date and time of such meeting. Such notice shall be delivered personally or by mail or by telegram, at least three (3) days before the date of such meeting, including the day of mailing. At any meeting at which all Directors are present, or of which all Directors not present have waived in writing the giving of such notice, any notice otherwise required shall be dispensed with and any business may be transacted which could have been transacted if the same were specified in such notice.

        Sec. 7. QUORUM. At any meeting of the Board of Directors, a majority of the entire Board shall be necessary to and constitute a quorum for the transaction of business unless otherwise provided by law or by the Certificate of Incorporation; but if a quorum is not present, a lesser number may adjourn the meeting to another time and place not more than ten (10) days later, without notice other than announcement at the meeting. At any such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called.

        Sec. 8. VOTING. At all meetings of the Board of Directors, each Director shall have one (1) vote irrespective of the number of shares of stock that he may hold. Unless otherwise provided by law or by the Certificate of Incorporation, the act of a majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board.

        Sec. 9. VACANCIES. Vacancies in the Board of Directors occurring during terms of office, whether occurring upon removal with or without cause, or otherwise, shall be filled for the remainder of the term by the vote of a majority of the Directors then in office, although less than a quorum.

        Sec. 10. REMOVAL OF DIRECTORS. All or any of the Directors may be removed, (a) either with or without cause, at any time by a majority vote of the shareholders entitled to vote for the election of Directors at a special meeting called for that purpose and (b) with cause, by the Board, by majority vote of all Directors then in office.

        Sec. 11. COMMITTEES. The Board of Directors, by resolution adopted by a majority of the entire Board, may designate from among its members, one or more committees, each consisting of at least three (3) Directors, each of which, to the extent provided in such resolution, shall have all the authority of the Board. Any such committees shall report to the Board when and as required.

        Sec. 12. COMPENSATION. The Board of Directors may determine, from time to time, the amount of compensation plus expenses of attendance, to be allowed Directors, other than officers, for their attendance at any meeting of the Board or of its committees.

        Sec. 13. RESIGNATION. Any Director may resign at any time by written notice to the Board, the President or the Secretary. Unless an effective date is specified in such notice, it shall become effective upon receipt by the Board or such officer, and no action on such resignation shall be necessary to make it effective.

        Sec. 14. NOMINATIONS FOR THE BOARD. Nominations for the election of Directors may be made by the Board of Directors or a committee designated by the Board of Directors or by a shareholder entitled to vote in the election of Directors. A shareholder entitled to vote in the election of Directors, however, may make such a nomination only if written notice of the shareholder's intent to do so has been given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the corporation and received by the corporation (a) with respect to an election to be held at an annual meeting of shareholders, not later than sixty (60) nor more than ninety (90) days prior to the first anniversary of the preceding year's annual meeting (or, if the date of the annual meeting is changed by more than twenty (20) days from such anniversary date, within ten (10) days after the date the corporation mails or otherwise gives notice of the date of such meeting), and (b) with respect to an election to be held at a special meeting of shareholders called for that purpose, not later than the close of business on the tenth (10th) day following the date on which notice of the special meeting was first mailed to the shareholders of the corporation.

        Each shareholder's notice of intent to make a nomination shall set forth: (i) the name(s) and address (es) of the shareholder who intends to make the nomination and of the person or persons to be nominated; (ii) a representation that the shareholder (a) is a holder of record of stock of the corporation entitled to vote at such meeting, (b) will continue to hold such stock through the date on which the meeting is held, and (c) intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination is to be made by the shareholder; (iv) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to Regulation 14A promulgated under Section 14 of the Securities Exchange Act of 1934, as amended, as now in effect or hereafter modified, had the nominee been nominated by the Board of Directors; and (v) consent of each nominee to serve as a director of the corporation if so elected. The corporation may require any proposed nominee to furnish such other information as may reasonably be required by the corporation to determine the qualifications of such person to serve as a director.

        No person shall be eligible for election as a director unless nominated (i) by a shareholder in accordance with the foregoing procedure or (ii) by the Board of Directors or a committee designated by the Board of Directors.

        Sec. 15. ACTION WITHOUT A MEETING. Any action required or permitted to be taken by the Board of Directors or any committee of the Board of Directors may be taken without a meeting if all members of the Board or the committee consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consents shall be filed with the minutes of the proceedings of the Board or the committee.

        Sec. 16. MEETINGS BY CONFERENCE TELEPHONE. Any one or more members of the Board of Directors or any committee of the Board of Directors may participate in a meeting of the Board or of the committee by means of a conference telephone or similar communications equipment allowing all participants to hear each other at the same time. Participation by such means shall constitute presence in person at the meeting.

ARTICLE III

EXECUTIVE COMMITTEE

        Sec. 1. APPOINTMENT. The Board of Directors may, by resolution of a majority of the entire Board, designate not less than three (3) nor more than five (5) Directors who shall constitute the Executive Committee. Vacancies in the Executive Committee may be filled by similar resolution at any meeting of the Board.

        Sec. 2. DUTIES. The Executive Committee shall advise and aid the officers of the corporation in all matters concerning the corporation's interest and the management of the corporation's business, and when the Board of Directors is not in session the Executive Committee shall have and may exercise all the powers and authority of the Board with reference to the conduct of the business of the corporation, except as such exercise may be restricted by law, or by resolution of the Board.

        The Executive Committee, unless otherwise provided by the Board, shall fix the salary or compensation of each officer whether or not such office be a Director, but shall not determine the compensation of any member of the Executive Committee.

        Sec. 3. MEETINGS. Regular meetings of the Executive Committee may be held without call or notice at such times and places as the Executive Committee from time to time may fix in advance. Other meetings of the Executive Committee may be called by any member thereof either by oral, telegraphic or written notice not later than the day prior to the date set for such meeting. Such notice shall state the date, time and place of the meeting and, if by telegram or in writing, shall be addressed to each member at his address as shown on the records of the Secretary. Upon request by any member, the Secretary shall give the required notice calling the meeting.

        Sec. 4. QUORUM. At any meeting of the Executive Committee, three members shall constitute a quorum. Any action of the Executive Committee, to be effective, must be authorized by affirmative vote of a majority of the members thereof present, and in any event, shall require not less than three affirmative votes.

        Sec. 5. MINUTES. The Secretary shall keep the minutes of the meetings of the Executive Committee and cause them to be recorded in a book kept at his office for that purpose. These minutes shall be presented to the Board of Directors from time to time for their information.

ARTICLE IV

OFFICERS

        Sec. 1. NUMBER. The officers of the corporation shall be a president, one or more vice presidents (the number of such vice presidents to be determined by the Board of Directors), a secretary and treasurer. The Board may also elect or appoint a Chairman of the Board and shall appoint such other officers, assistant officers, agents and employees as it shall deem necessary, who shall have such authority and shall perform such duties as shall be prescribed by the Board from time to time. Any two or more offices may be held by the same person, except the offices of President and Secretary.

        Sec. 2. ELECTION. All officers of the corporation shall be elected annually by the Board of Directors at its meeting held immediately following the annual meeting of shareholders, and shall hold office until the meeting of the Board immediately following the next annual meeting of shareholders. The President shall be elected from the members of the Board.

        Sec. 3. DUTIES OF OFFICERS. The duties and powers of the officers of the corporation shall be as follows:

CHAIRMAN OF THE BOARD

        The Chairman of the Board, if appointed by the Board of Directors, shall preside at all meetings of shareholders and of the Board, and shall have and perform such other powers and duties as may from time to time be assigned by the Board, including the specified duties of any other officer.

PRESIDENT

        The President shall be the Chief Executive Officer of the corporation; in the absence of the Chairman of the Board, or if there be no Chairman, he shall preside at all meetings of shareholders and directors; he shall be ex officio a member of all standing committees, shall have general and active management and control of the Board of Directors, and shall see that all orders and resolutions of the Board are carried into effect.

VICE PRESIDENT

        The Vice President, or if there be more than one, the Vice Presidents in order of their seniority or in any other order determined by the Board, shall, in the absence or disability of the President, perform the duties and exercise the powers of President, and shall generally assist the President and perform such other duties as the Board of Directors or the President shall prescribe.

SECRETARY

        The Secretary shall attend all meetings of the Board and all meetings of shareholders, and record all votes and the minutes of all proceedings in a book to be kept for that purpose, and shall perform like duties for standing committees when required. He shall give or cause to be given notice of all meetings of shareholders and special meetings of the Board, and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision he shall act. He shall keep in safe custody the seal of the corporation and, when authorized by the Board, affix same to any instrument requiring it, and when so affixed, it shall be attested by his signature or the signature of the Treasurer, or Assistant Secretary or Assistant Treasurer. He shall keep in safe custody the certificate books and shareholder records and such other books and records as the Board may direct, and shall perform all other duties incident to the office of Secretary.

ASSISTANT SECRETARY

        The Assistant Secretaries, if any, in order of their seniority or any other order determined by the Board, shall in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary, and shall perform such other duties as the Board of Directors or the Secretary shall prescribe.

TREASURER

        The Treasurer shall have care and custody of the corporate funds and other valuable effects, including securities, and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation, and shall deposit all moneys and other valuable effects in the name and the credit of the corporation in such depositories as may be designated by the Board. The Treasurer shall disburse funds of the corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the President and Directors at the regular meeting of the Board, or whenever they may request it, an account of all his transactions as Treasurer and of the financial condition of the corporation. If required by the Board, the Treasurer shall give the corporation a bond for such term in such sum and with such surety or sureties as shall be satisfactory to the Board for the faithful performance of the duties of his office and for the restoration to the corporation in the case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

ASSISTANT TREASURER

        The Assistant Treasurers, if any, in order of their seniority or in any other order determined by the Board, shall in the absence or disability of the Treasurer, perform the duties and exercise the power of Treasurer, and shall perform such other duties as the Board of Directors or the Treasurer shall prescribe.

CONTROLLER

        The Controller, if any, shall maintain adequate records of all assets, liabilities and transactions of the corporation and shall have adequate audits thereof currently and regularly made. In conjunction with other officers, he shall initiate and enforce measures and procedures whereby the business of the corporation shall be conducted with maximum safety, efficiency and economy. He shall attend all meetings of the Board and shall report to the President or the Board, as the Board of Directors may prescribe. His duties and powers shall extend to all subsidiary corporations and, so far as the President may deem applicable, to all affiliated corporations.

ASSISTANT CONTROLLER

        The Assistant Controller, or if there be more than one, the Assistant Controllers in order of their seniority or any other order determined by the Board, shall in the absence or disability of the Controller, perform the duties and exercise the powers of Controller, and shall perform such other duties as the Board of Directors or the Controller shall prescribe.

        Sec. 4. BOND. The Treasurer shall, if required by the Board of Directors, give to the corporation such security for the faithful performance of his duties as the Board may direct.

        Sec. 5. VACANCIES, HOW FILLED. All vacancies in any office shall be filled by the Board of Directors without undue delay at its next regular meeting or at a meeting specially called for that purpose.

        Sec. 6. COMPENSATION OF OFFICERS. The officers shall receive such salary or compensation as may be determined by the Executive Committee, if any, unless otherwise provided by the Board of Directors. If an Executive Committee is not appointed, the Board shall determine such salary or compensation. The fact that any officer is a director shall not preclude him from receiving a salary or from voting upon any resolution establishing the same.

        Sec. 7. REMOVAL OF OFFICERS. The Board of Directors may remove any officer at any time, with or without cause, by a majority vote of the entire Board.

        Sec. 8. REPAYMENT OF DISALLOWED COMPENSATION. Any payments made to an officer by way of salary, commission, bonus, interest, rent, or entertainment expense incurred by such officer, which shall be disallowed in whole or in part as a deductible expense of the corporation by the Internal Revenue Service, shall be reimbursed by such officer to the full extent of such disallowance. The Board shall be responsible for enforcing repayment of each such amount disallowed and, subject to the determination of the Board, proportionate amounts may be withheld from future compensation payments to such officer until amounts repayable have been repaid in full. The Board shall determine whether repayment of any such amounts is to be made over a period of one or more years, but any such repayment shall be made over no longer a period than five years.

ARTICLE V

CORPORATE SEAL

        Sec. 1. FORM. The Board of Directors shall adopt a corporate seal which shall be circular in form and shall have inscribed thereon the name of the corporation, the year of its incorporation, the words "Corporate Seal, New York" and such other matters as the Board may consider proper.

ARTICLE VI

SHARE CERTIFICATES

        Sec. 1. FORM; SIGNATURE. The certificates for shares of the corporation shall be in such form as the Board of Directors may determine from time to time. Such certificates shall be signed by the President or Vice President and the Secretary or Treasurer and shall be sealed with the seal of the corporation. Such seal may be a facsimile, engraved or printed. Where any such certificate is signed by a transfer agent or registered by a registrar, other than the corporation itself, title signatures of any such President, Vice President, Secretary or Treasurer upon such certificate may be facsimiles, engraved or printed. In case any such officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer and had not ceased to be such at the date of its issue.

        Every certificate of stock issued by the corporation shall plainly state upon the face thereof: That the corporation is formed under the laws of the State of New York; the name of the registered holder; the number, kind and class of shares, and the designation of the series, if any, which it represents; and the par value of each share represented by such certificate or a statement that such shares are without par value.

        Each series of certificates shall be consecutively numbered. The name of the person owning the shares represented thereby, with the number of such shares and the date of issue, shall be entered on the corporation's books as well as on the face of such certificate.

        Sec. 2. TRANSFERS OF CERTIFICATES. Certificates for shares of the corporation shall be transferable on the books of the corporation, by the holder thereof in person or by his attorney, upon surrender for cancellation of such certificates, and proper evidence of succession, assignment or authority to transfer.

        Sec. 3. LOST, STOLEN OR DESTROYED STOCK CERTIFICATES. No certificate for shares of stock of the corporation shall be issued in place of any certificate alleged to have been lost, stolen or destroyed, except upon production of evidence of the loss, theft or destruction, and upon indemnification of the corporation and its agents to the extent and in the manner the Board of Directors may from time to time prescribe.

        Sec. 4. REGULATIONS. The Board of Directors shall have the power and authority to make such rules and regulations as it may deem expedient, concerning the issue, transfer and registration of certificates for shares of the corporation.

        Sec. 5. TRANSFER AGENT AND REGISTRAR. The Board of Directors may appoint one or more transfer agents or transfer clerks and/or one or more registrars of transfers, and may require all stock certificates to bear the signature of a transfer agent or transfer clerk and/or a registrar of transfers. The Board may at any time terminate the appointment of any transfer agent or transfer clerk or any registrar of transfers.

        Sec. 6. OWNER OF CERTIFICATE. The holder of record of any certificate for shares of the corporation shall be deemed the holder in fact thereof and the corporation shall not be bound to recognize any equitable or legal claim to or interest in such certificate on the part of any other persons, whether or not it shall have actual or other notice thereof, except as otherwise expressly provided by law.

ARTICLE VII

DIVIDENDS

        Sec. 1. WHEN DECLARED. The Board of Directors may declare dividends in cash, in property, or in the shares of the corporation, from the surplus profits of the corporation whenever, in its opinion, the conditions of the corporation's affairs will render it expedient for such dividends to be declared.

        Sec. 2. PAYMENT. The Board of Directors, in declaring any dividend, may determine the shareholders entitled to receive such dividend by fixing a record date for the determination of shareholders and making any such dividend payable only to those persons who are shareholders of record as of such date. The Board may also determine the date when payment of any such dividend is to be made.

ARTICLE VIII

CONTRACTS, BILLS, NOTES, DEPOSITORIES

        Sec. 1. BILLS, NOTES, ETC. All bills payable, notes, checks, drafts, warrants or other negotiable instruments shall be made in the name of the corporation, and shall be signed and countersigned by such officer or officers of the corporation as shall be designated by resolution of the Board of Directors. No officer or agent of the corporation, either singly or jointly with others, shall have the power to make any bill payable, note, check, draft or warrant or other negotiable instrument, or endorse the same in the name of the corporation or contract or cause to be contracted any debt or liability in the name or on behalf of the corporation, except as herein expressly prescribed and provided.

        Sec. 2. CONTRACTS. The Board of Directors may authorized any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general and continuing or may be confined to specific instances.

        Sec. 3. DEPOSITORIES. The Board of Directors shall designate the trust company, or trust companies, bank or banks, in which shall be deposited the money or securities of the corporation.

ARTICLE IX

OFFICES

        Sec. 1. PRINCIPAL OFFICE. The principal office of the corporation shall be in the City of Buffalo, County of Erie and State of New York, and the exact address of such office may be determined, and changed, from time to time by resolution of the Board of Directors.

        Sec. 2. OTHER OFFICES. The corporation may have such other offices or places of business at such other places within or without the State of New York as the Board of Directors from time to time may determine, or the business of the corporation may require.

ARTICLE X

FISCAL YEAR

        Sec. 1. FISCAL YEAR. Unless otherwise fixed by resolution of the Board of Directors, the fiscal year of the corporation shall begin on the 1st day of January and end on the last day of December.

ARTICLE XI

INSPECTORS OF ELECTION

        Sec. 1. APPOINTMENT. The Board of Directors, prior to the annual meeting of shareholders in each year, shall appoint one or more inspectors of election to act at such annual meeting and at all other meetings of shareholders held during the ensuing year. In the event of the failure of the Board to make any such appointments, or if any inspector of election shall for any reason fail to attend and act at such meeting, an inspector of election or inspectors of election, as the case may be, may be appointed by the chairman of the meeting at which such inspectors are to act.

ARTICLE XII

AMENDMENTS

        Sec. 1. BY SHAREHOLDERS. These By-Laws may be amended, repealed or adopted by the affirmative vote of the holders of a majority of the shares at the time entitled to vote for the election of directors, at any meeting for which the notice of meeting specifies such amendments, alterations, changes or action proposed to be taken with regard to these By-Laws. When so provided in the Certificate of Incorporation, or these By-Laws, the affirmative vote required to effect any such action shall be such vote, greater or lesser than a majority, as may be so provided. The provisions set forth in Article I - Sections 2 and 6 of these By-Laws may not be altered, amended or repealed in any respect unless such alteration, amendment or repeal is approved by an affirmative vote of holders of not less than 80 percent of the outstanding shares of the corporation entitled to vote thereon.

        Sec. 2. BY DIRECTORS. These By-Laws may also be amended, repealed or adopted at any regular or special meeting of the Board of Directors, by the affirmative vote of a majority of the entire Board. If any By-Law regulating an impending election of Directors is amended, repealed or adopted by the Board, there shall be set forth in the notice of the next meeting of shareholders for the election of Directors, the By-Law so amended, repealed or adopted, together with a concise statement of the changes made. Any By-Law amended, repealed or adopted by the Board may be amended or repealed by the shareholders at any annual meeting, or at any special meeting called for that purpose, by the affirmative vote of the holders of a majority of the shares at the time entitled to vote for the election of Directors.

ARTICLE XIII

INDEMNIFICATION

        Sec. 1. INDEMNIFICATION. To the extent permitted by law:

                (a) The corporation shall indemnify any person made a party to any action or proceeding by or in the right of the corporation to procure a judgment in its favor, by reason of the fact that he, his testator or intestate, is or was a Director or officer or employee of the corporation, against the reasonable expenses, including attorneys' fees, actually and necessarily incurred by him in connection with the defense of such action or proceeding, or in connection with any appeal therein, except in relation to matters as to which such person is adjudged to have breached his duty to the corporation; and

                (b) The corporation shall indemnify any person made, or threatened to be made, a party to any action or proceeding other than one by or in the right of the corporation to procure a judgment in its favor, whether civil or criminal, including an action by or in the right of any other corporation of any kind or type, domestic or foreign, which any Director or officer or employee of the corporation served in any capacity at the request of the corporation, by reason of the fact that he, his testator or intestate, was a Director or officer or employee of the corporation, or served such other corporation in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees, actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, if such person acted in the best interest of the corporation, and in criminal actions or proceedings, in addition had no reasonable cause to believe that his conduct was unlawful.

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